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                                                                   Exhibit 23(p)

                         SMITHGRAHAM INSTITUTIONAL FUNDS

                                       and

                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                                 Code of Ethics
                               (Rule 17j-1 Policy)

                             Effective July 1, 2002

I.   Legal Requirement

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"), makes it unlawful for any director, trustee, officer or employee of SmithGraham Institutional Funds (the "Trust") and its separate investment series -- the SG Government Money Market Fund, the SG Prime Money Market Fund, the SG Yield Plus Fund, and any other series created by the Trust subsequent to the adoption of this Code of Ethics (each a "Fund" and, together, the "Funds") -- or of its investment adviser, Smith Graham & Company Investment Advisors, L.P. (the "Adviser"), in connection with the purchase and sale, directly or indirectly, by the person of a Security Held or to be Acquired by a Fund:

     1.   To employ any device, scheme or artifice to defraud a Fund;

     2. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

     4.   To engage in any manipulative practice with respect to a Fund.

To assure compliance with these restrictions, the Trust and the Adviser have adopted, and agreed to be governed by, the provisions contained in this Code of Ethics (the "Code").

II.  Definitions

As used in the Code, the following terms have the following meanings:

     A. "Access Person" means any director, trustee, officer or Advisory Person of a Fund or the Adviser.

     B. "Advisory Person" means (i) any employee of a Fund or the Adviser (or any company in a control relationship to a Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to a Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     C. "Beneficial Ownership" generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934.

     D. "Compliance Officer" means the Compliance Officer of Smith Graham & Company Investment Advisors, L.P.

     E. "Covered Security" means any security as defined in Section 2(a)(36) of the Act except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (mutual funds).

     F. "Investment Personnel" means (i) any employee of a Fund or the Adviser (or of any company in a control relationship to a Fund or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and (ii) any natural person who controls a Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     G. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

     H. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, (i) is or has been held by a Fund, or
          (ii) is being or has been considered by a Fund or the Adviser for purchase by a Fund. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

III. General Principles

The Trust and the Adviser shall be governed by the following principles and shall apply them to their Access Persons, as applicable.

     A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

     B. The interests of the Funds and their shareholders are paramount and come before the interests of any Access Person.

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     C.   The personal investing activities of all Access Persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Funds and their shareholders.

     D. Access Persons shall not use their positions, or any investment opportunities presented by virtue of their positions, to the detriment of the Funds and their shareholders.

IV.  Substantive Restrictions

     A. The price paid or received by a Fund for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end, no Access Person shall buy or sell a security within seven days before or after any Fund trades in the security.

     B. No Access Person shall buy or sell a security on any day during which a Fund has a "buy" or "sell" order pending on that same security. An Access Person may execute such transaction on such same security no earlier than the day after a Fund has executed or withdrawn that order.

     C. Investment Personnel may not acquire any securities issued as part of an initial public offering of the issuer.

     D. Investment Personnel must seek prior approval in the form attached hereto as Exhibit A from the Compliance Officer for Limited Offering transactions. Such approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or Funds and whether the opportunity is being offered to such person because of his or her position with the Funds or the Adviser. Investment Personnel who have been authorized to acquire securities in a Limited Offering must disclose their interests if the person is involved in a Fund's consideration of an investment in such issuer. Any decision to acquire the issuer's securities on behalf of the Fund shall be subject to review by Investment Personnel with no personal interest in the issuer.

     E. Investment Personnel may not profit from the purchase and sale or sale and purchase of the same or equivalent securities within sixty calendar days. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days.

     F. Investment Personnel must not accept gifts in excess of limits contained in Section 10(a) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of the Funds or the Adviser.

     G. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such

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          approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     G. Any profits derived from securities transactions in violation of paragraphs A, B, C or D, above, shall be forfeited and may be paid to one or more Funds for the benefit of its or their shareholders, if such a payment is determined by the Board of Trustees to be appropriate under the circumstances, or to a charity determined by the Board of Trustees. Gifts accepted in violation of paragraph E shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the Funds and their shareholders.

V.   Pre-clearance and Reporting Procedures

To enable the Trust and the Adviser to determine with reasonable assurance whether the provisions of Rule 17j-1(b) and this Code are being observed by their Access Persons:

     A. Each Access Person shall obtain prior written approval from the Compliance Officer in the form attached hereto as Exhibit A for all personal securities transactions in Covered Securities. The prohibition of this Section V.A. and the prohibition of Section IV.A shall not apply to:

          1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control or in which the Access Person has no "pecuniary interest" as such term is defined in Rule 16a-1(a)(2)(i) of the Securities Exchange Act of 1934;

          2. Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund;

          3. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

          4. Purchases which are part of an automatic dividend reinvestment plan or payroll deduction plan or other similar automatic investment program;

          5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          6. Any Covered Securities transaction, or series of related Covered Securities transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

          Access Persons should consult the Compliance Officer if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

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     B.   Each Access Person shall submit reports in the form attached hereto as
          Exhibit B to the Compliance Officer not later than ten (10) days after becoming an Access Person and not later than ten (10) days after the end of each calendar year.

     C. Within 10 days after the end of each calendar quarter, each Access Person shall submit reports in the form attached hereto as Exhibit C to the Compliance Officer.

     D. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of broker trade confirmations covering each transaction in a Covered Security in such account and (b) copies of periodic statements with respect to the account.

VI. Reporting Requirements for Trustees who are not "Interested Persons" of the Trust and for Directors who are not "Interested Persons" of the Adviser

The provisions of Section IV. A and the provisions of Section V shall not apply to: (i) any trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act and who would not otherwise be considered an Access Person ("Independent Trustees") and (ii) any director of the Adviser who is not an "interested person" of the Adviser within the meaning of Section 2(a)(19) of the Act and who would not otherwise be considered an Access Person ("Independent Directors"). However, Independent Trustees and Independent Directors shall submit a report in the form attached as Exhibit D to the Compliance Officer not later than ten (10) days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if the Independent Trustee/Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee/director, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, a Fund purchased or sold the Covered Security, or a Fund or the Adviser considered purchasing or selling the Covered Security.

VII. Notification of Access Persons; Certifications

The Compliance Officer shall notify each Access Person that he or she is subject to this Code, and shall deliver a copy of the Code to each Access Person. After reading the Code, each Access Person shall make the certification contained in Exhibit E. Each Access Person will also be required to make the certification in Exhibit E each year he or she is an Access Person within ten (10) days after the end of each calendar year.

VIII. Review of Reports Required by this Code of Ethics

Each report required to be submitted under Sections V through VII of the Code will be promptly reviewed by the Compliance Officer when submitted. Any violation or potential violation of the Code shall be brought to the attention of the Chief Executive Officer of the Adviser within five (5) business days of its discovery. The Compliance Officer will investigate any such violation or potential violation and report to the Board of Trustees with a recommendation of appropriate action to be taken against any individual whom it is determined has violated the Code, as is necessary to cure the violation and prevent future violations. The Compliance Officer will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

IX.  Reports to the Board of Trustees

     A. No less frequently than annually, the Compliance Officer shall submit to the Board of Trustees a written report (i) describing any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code, and (ii) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it.

     B. The Board shall consider reports made to it pursuant to Section IX.A and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section IV.G, should be imposed for the material violations reported. Sanctions may include, among other things, a letter of sanction or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to
          Section IV.G to be paid to any affected Funds or whether a charity should be designated to receive such forfeitures.

     C. The Board of Trustees shall review the Code and the operation of these policies at least once a year.

X.   Recordkeeping

This Code, any written prior approval for a Covered Securities transaction given pursuant to Section C of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the Compliance Officer, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Trust's records for the periods and in the manner required by Rule 17j-1.

Dated:  July 1, 2002

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                                    EXHIBIT A

                         SMITHGRAHAM INSTITUTIONAL FUNDS

                                       and

                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                 Personal Trading Request and Authorization Form

Access Person Name _______________________________

Person On Whose Behalf Trade is Being Done (if different) ____________________________

Broker ___________________ Brokerage Account Number _________________

Covered Security ________________________________             Ticker Symbol     ______
                 Company Name, Type of Covered Security

Number of Shares or Units __________________         Price per Share or Unit ____________________

Approximate Total Price ____________________                  Buy or Sell _______________________

I hereby certify that all of the following information is true and complete:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code.

_______________________________________     ________________
Signature                                         Date

When signed and dated by the Compliance Officer, this authorization is approved for this transaction only and is effective for 24 hours from the time written below unless you are notified otherwise by the Compliance Officer. A record of this transaction will be kept by the Compliance Director in confidential files./1/

                                                                            a.m.
_______________________________________     ________________  ______________p.m.
Compliance Officer                                Date             Time


_______________

/1/ Compliance Director please note: If approval is granted to acquire securities in a Limited Offering, indicate the reasons for such approval on the reverse side of this form. This form must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, which ever is later.

                                    EXHIBIT B

                         SMITHGRAHAM INSTITUTIONAL FUNDS

                                       and

                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                    Initial/Annual Securities Holdings Report

                This form must be completed by each Access Person
                 within 10 days of becoming an Access Person and
         within 10 days after the end of each calendar year thereafter.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

-------------------------------------- ------------------ ---------------------- ------------------------------------


                                                                                               Broker/
                                            No. of              Principal              Dealer or Bank Through
              Security                      Shares               Amount                 Whom Account is Held
              --------                      ------              ---------              ----------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

-------------------------------------- ------------------ ---------------------- ------------------------------------

The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:





Dated: __________________________           Signature: ________________________

                                       -8-

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                                    EXHIBIT C

                         SMITHGRAHAM INSTITUTIONAL FUNDS
                                       and
                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                       Quarterly Brokerage Account Report

                For the Calendar Quarter Ended __________________

                This form must be completed by each Access Person
               within 10 days of the end of each calendar quarter.

During the quarter referred to above, the following transactions were effected in Covered Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

---------------------------------------------------------------------------------------------------
                                                             Nature of                 Broker/
                            No. of Shares   Interest Rate   Transaction            Dealer or Bank
                Date of     or Principal    and Maturity    (Purchase,              Through Whom
  Security    Transaction      Amount           Date        Sale, Other)   Price      Effected
  --------    -----------   -------------   -------------   ------------   -----   --------------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.



[_] During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Covered Securities) were held during such quarter for my direct or indirect benefit.

                                       OR

[_] During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Covered Securities) were held for my direct or indirect benefit:

     ---------------------------------------------------------------------------
          Name of Broker, Dealer or Bank          Date Account Established
          ------------------------------          ------------------------
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------



Dated: __________________________       Signature: ________________________

                                    EXHIBIT D

                         SMITHGRAHAM INSTITUTIONAL FUNDS
                                       and
                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                     Quarterly Securities Transaction Report
                       for Independent Trustees/Directors

                For the Calendar Quarter Ended __________________

          This form must be completed by Independent Trustees/Directors within 10 days of the end of each applicable calendar quarter.

During the quarter referred to above, the following transactions were effected in Covered Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee/director, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, a Fund purchased or sold the Covered Security, or a Fund or the Adviser considered purchasing or selling the Covered Security.

---------------------------------------------------------------------------------------------------
                                                             Nature of                 Broker/
                            No. of Shares   Interest Rate   Transaction            Dealer or Bank
                Date of     or Principal    and Maturity    (Purchase,              Through Whom
  Security    Transaction      Amount           Date        Sale, Other)   Price      Effected
  --------    -----------   -------------   -------------   ------------   -----   --------------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.



Dated: __________________________       Signature: ________________________

                                    EXHIBIT E

                         SMITHGRAHAM INSTITUTIONAL FUNDS
                                       and
                  SMITH GRAHAM & CO. INVESTMENT ADVISORS, L.P.

                           Certification of Compliance

                This form must be completed by each Access Person
                 within 10 days of becoming an Access Person and
         within 10 days after the end of each calendar year thereafter.


I hereby acknowledge receipt of the Code of Ethics (the "Code") applicable to the SmithGraham Institutional Funds and its separate investment series -- the SG Government Money Market Fund, the SG Prime Money Market Fund, the SG Yield Plus Fund, and any other series created by the Trust subsequent to the adoption of this Code -- and its investment adviser, Smith Graham & Company Investment Advisors, L.P. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.



Name:          _________________________________
                 (Please print or type clearly)


Signature:     _________________________________


Date:          _________________________________